News Release
Nuance to Acquire Zi Corporation
BURLINGTON, Mass., and CALGARY, Alberta — February 26, 2009 — Nuance Communications, Inc. (NASDAQ: NUAN), and Zi Corporation (NASDAQ: ZICA, TSX: ZIC) today announced an agreement under which Nuance will acquire Zi for US$0.69 per share in a cash and stock transaction. Zi’s solutions for mobile search and text input complement Nuance’s portfolio of intuitive touch and speech interfaces that simplify and enhance the way people interact with mobile devices, applications, and services. Together, Nuance and Zi are positioned to better address the need for text input technology for customers and partners worldwide, especially in Asia-Pacific.
“We believe the combination of Nuance and Zi will deliver additional value to our collective stakeholders and accelerate innovation for our customers and prospects,” said Steve Chambers, president, Mobile-Enterprise & Consumer Services, Nuance. “The two companies share a commitment to advance a portfolio of intelligent input and search capabilities on mobile devices in more than 80 languages and dialects to best serve our global customers and partners.”
“Joining with Nuance delivers significant and immediate value to our shareholders. We expect this transaction to benefit our customers by providing them access to Nuance’s robust product line and technical expertise across more language markets than ever before,” said Milos Djokovic, chief executive officer, Zi Corporation.
Under the terms of the agreement, consideration for the transaction is approximately US$35 million, comprising approximately US$17 million in cash and US$18 million in Nuance common stock. Zi shareholders will receive US$0.34 in cash and, based on Nuance’s ten day volume weighted average trading price on the date hereof, approximately .04 shares of Nuance common stock for each share of Zi common stock that they own. The agreed transaction price represents a premium of approximately 73 percent over the closing price of the common shares of Zi on NASDAQ on November 25, 2008, being the last trading day prior to the announcement of a tender offer by Nuance. The transaction is expected to close in Nuance’s third fiscal quarter 2009, subject to customary closing conditions and Zi shareholder approval.
The transaction will be completed by way of statutory Plan of Arrangement under the Business Corporations Act (Alberta). The Plan of Arrangement is subject to customary closing conditions, court approval and must be approved by two thirds of the votes cast by Zi’s shareholders at a special meeting of shareholders expected to be held in April 2009.

The Board of Directors of Zi after receiving the recommendation of independent directors of Zi (the “Special Committee”) has unanimously concluded that the transaction with Nuance under the Plan of Arrangement is in the best interests of Zi shareholders, and unanimously recommends that shareholders of Zi vote in favor of the transaction at the special meeting of shareholders to be held to approve the transaction.
Zi’s directors and several members of management and Lancer Management Group LLC, that collectively hold 18,799,198 shares representing approximately 37 percent of Zi’s issued and outstanding common shares, have entered into support agreements with Nuance pursuant to which they have agreed to vote their shares in favor of the transaction. The factors considered by the Special Committee and the Board of Directors of Zi and other relevant background information will be included in the Information Circular to be mailed to Zi Shareholders in advance of the special meeting to consider the Plan of Arrangement.
Zi Shareholders should consult their own investment dealer, stock broker, bank manager, accountant, lawyer or other professional advisor with respect to the transaction.
In addition, Nuance announced that it intends to terminate its previously announced tender offer for all the outstanding common shares of Zi. Nuance’s offer was scheduled to expire at 5:00 p.m. (Calgary Time) on March 10, 2009. Nuance is not accepting for payment any shares that have been tendered, and such shares will be returned promptly to the holders who have tendered such shares. The tender offer consideration will not be paid or become payable to any holders of Zi common shares pursuant to the tender offer. Under no circumstances should Zi common shares be tendered to Nuance and, if tendered, such common shares will not be accepted and will be promptly returned to the tendering shareholder.
About Nuance Communications
Nuance (NASDAQ: NUAN) is a leading provider of speech, text and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications and professional services. For more information, please visit www.nuance.com.
About Zi Corporation
Zi Corporation is a provider of discovery and usability solutions for Mobile Search, Input and Advertising. Zi Corporation’s products offers innovative ways for mobile operators to showcase new services and content to their subscribers, while encouraging users to get the most out of their communication devices. Increased device usage can help mobile operators drive additional revenues and lead to improved customer retention. For more information, please visit www.zicorp.com.
Nuance and the Nuance logo are trademarks or registered trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other company names or product names may be the trademarks of their respective owners.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Statements in this document regarding the proposed transaction between Nuance and Zi, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company, expectations regarding the value and benefits of the transaction and the combined company’s technology to stakeholders and customers, expectations that the merger will be neutral to mildly accretive to Nuance’s non-GAAP results, future expectations regarding the solutions of the combined company, demand for speech solutions, and any other statements about Nuance or Zi managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction; the ability of Nuance to successfully integrate Zi’s operations and employees; the ability to realize anticipated synergies and cost savings; the failure of the acquisition to be neutral to mildly accretive in fiscal 2009; the failure to retain customers; general economic conditions; performance of the market sectors that Nuance and Zi serve; and, the other factors described in Nuance’s Annual Report on Form 10-K for the year ended September 30, 2008 and its most recent quarterly reports filed with the United States Securities and Exchange Commission (“SEC”) and Zi’s filings with the Canadian provincial securities regulators. Each of Nuance and Zi disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
ADDITIONAL INFORMATION
Security holders are urged to read the proxy circular regarding the proposed transaction filed by Zi Corporation when it becomes available, because it will contain important information about the proposed transaction. Security holders will be able to obtain a free copy of the proxy circular, as well as other relevant materials (when they become available), and any and all documents filed by Nuance or Zi, may be obtained free of charge at the SEC’s web site at www.sec.gov or for documents filed by Zi at the Canadian Securities Administrators’ (“CSA’s”) web site at www.sedar.com. In addition, security holders may obtain free copies of documents filed with the SEC by Nuance by directing a written request to Nuance, at 1 Wayside Road, Burlington, Massachusetts 01803, Attn: Investor Relations. A material change report, which provides more details on the transaction and the arrangement agreement will be filed by Zi with Canadian securities regulators shortly and will be available under Zi’s profile at www.sedar.com and at Zi’s website at www.zicorp.com. SECURITY HOLDERS ARE URGED TO READ THE PROXY CIRCULAR AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.
This communication shall not constitute solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares of Zi. The Nuance shares to be issued in the proposed transaction have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Nuance intends to issue such Nuance shares pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities Act.
PARTICIPANTS IN THE SOLICITATION
Nuance, Zi and their respective executive officers, directors and significant shareholders may be deemed to be participants in the solicitation of proxies from the security holders of Zi in connection with the proposed transaction. Information about the executive officers and directors of Nuance and their ownership of Nuance common stock is set forth in the proxy statement for Nuance’s 2009 Annual Meeting of Stockholders, which was filed with the SEC on January 2, 2009. Information about the executive officers and directors of Zi and their ownership of Zi common shares is set forth in the Management Information Circular for Zi’s 2008 Annual Meeting of Shareholders, which was filed with the CSA on May 7, 2008. Security holders may obtain additional information regarding the direct and indirect interests of Nuance, Zi and their respective executive officers, directors and significant shareholders in the transaction by reading the proxy statement or Management Information Circular, as applicable, referred to above.

Contacts:

For Investors and Press	For Press
Richard Mack	Rebecca Paquette
Nuance Communications, Inc.	Nuance Communications, Inc.
Tel: 781-565-5000	Tel: 781-565-5000
Email: richard.mack@nuance.com	Email: rebecca.paquette@nuance.com

Blair Mullin
Zi Corporation
Tel: 403-233-8875
Email: bmullin@zicorp.com
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